Exhibit 10.2

NOTE

$30,000,000.00	New York, New York

FOR VALUE RECEIVED, AMERICA FIRST MULTIFAMILY INVESTORS, L.P., a Delaware limited partnership (“Borrower”), unconditionally promises to pay to BANKUNITED, N.A., as a Lender under the Credit Agreement defined below (“Payee”) or its registered assigns, the principal amount of THIRTY MILLION AND NO/100 DOLLARS ($30,000,000.00), or such lesser principal sum as may then be owed by Borrower to Payee hereunder.

Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement, dated as of June 11, 2021 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, the Lenders party thereto from time to time and BankUnited, N.A., as Administrative Agent.  Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement and the rules of interpretation set forth in Section 1.4 of the Credit Agreement shall apply herein as if fully set forth herein, mutatis mutandis.

Borrower shall repay the principal amount of this Note as set forth in the Credit Agreement.

This Note has been executed and delivered pursuant to the Credit Agreement and is the “Note” referred to in the Credit Agreement.  The holder of this Note is entitled to the benefits provided in the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loan evidenced hereby was made and is to be repaid.

All payments of principal and interest in respect of this Note shall be made via wire transfer in Dollars in same day funds to such location or bank account as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof, it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided that the failure to make a notation of any payment made on this Note, or any error in such notation, shall not limit or otherwise affect the obligations of Borrower hereunder with respect to payments of principal of or interest on this Note.

This Note is subject to mandatory prepayment and to voluntary prepayment at the option of Borrower, each as provided in the Credit Agreement.

THIS NOTE, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY, PERFORMANCE AND THE OBLIGATIONS ARISING HEREUNDER, AND ANY AND ALL CLAIMS RELATING TO OR ARISING OUT OF THIS NOTE OR THE BREACH THEREOF, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, IN EACH CASE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS OR CHOICE OF LAWS.

Upon the occurrence of any Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in U.S. Dollars.

Borrower promises to pay all costs and expenses, including the attorneys’ fees of any external legal counsel for Payee and the Administrative Agent, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note.

Borrower and all sureties, endorsers, guarantors and other parties ever liable for payment of any sums payable pursuant to this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand, notice of every kind, notice of acceleration, notice of intent to accelerate, the bringing of suit against any party, and any notice of or defense on account of any extensions, renewals, partial payment or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee of any holder hereof, whether before or after the Maturity Date and, to the fullest extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

By: America First Capital Associates Limited Partnership Two
its general partner

By: Greystone AF Manager LLC, its general partner

By:	/s/ Curtis Pollock
Name:	Curtis Pollock
Title:	Vice President

Signature Page to Note